SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 24, 1997



                            COPLEY PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)





        0-20126                                         04-2514637
(Commission File Number)                     (IRS Employer Identification No.)





            25 John Road
        Canton, Massachusetts                               02021
(Address of principal executive offices)                  (Zip Code)







                                 (617) 821-6111
               (Registrant's telephone number, including area code)











Item 5.     Other Events


Copley Pharmaceutical, Inc. (Nasdaq: CPLY) announced a number of cost reduction initiatives. Cumulatively, these decisions will result in a one time charge of approximately $1.6 million before taxes, or $0.05 per share after taxes, to be taken in the current quarter. The Company is discontinuing its partnership participation in MIR Pharmaceutical, a company formed to manufacture and sell pharmaceutical products in Russia and has decided to discontinue funding a collaborative effort in the field of ophthalmology. Additionally, the Company announced a small reduction in its workforce.

"Given the current market conditions faced by the generic pharmaceutical industry, Copley has decided not to devote further resources to these two business ventures," said Kenneth N. Larsen, Copley's Chairman of the Board. "The limited workforce reduction responds to the changing needs of the Company's business and will help improve Copley's competitive position."

The Company also announced that United States District Judge Joseph Tauro accepted its plea of guilty to a one-count Information alleging a violation of the United States Code. The Company's guilty plea was part of an agreement reached with the Massachusetts U.S. Attorney, which had been disclosed on May 28, 1997. As the plea agreement anticipated, Judge Tauro fined the Company $10.65 million. As previously disclosed, the Company is revising its reserve for product recall and litigation expenses and will record an after tax charge to earnings of $2 million, or $0.10 per share in the current quarter.

Kenneth N. Larsen, Copley's Chairman of the Board, commented, "Copley is pleased to have this investigation behind it. As the United States Attorney acknowledged, his three-year probe found no evidence that any person suffered any injury as a result of the Company's conduct. The closure achieved today, together with previously announced cost savings and restructuring initiatives, will permit Copley to continue to compete as a significant force in the generic pharmaceutical business."

Copley, a Canton, Massachusetts-based company founded in 1972, currently employs approximately 400 people in Research and Development, Quality Assurance, Quality Control, Engineering, Production, Regulatory Affairs, Sales and Marketing and International Registration. Copley is a leading manufacturer and marketer of a broad range of multi-source prescription and over-the-counter pharmaceuticals. The firm markets its products to distributors, retail chains, wholesalers, hospitals, government agencies, and managed care companies.

Forward-looking statements (statements that are not historical fact) are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 24, 1997                                 COPLEY PHARMACEUTICAL, INC.


                                            /s/ Ken E. Starkweather
                                           ---------------------------
                                                Ken E. Starkweather
                                        Vice President - Finance and Treasurer
                                             Principal Financial Officer